The Ensign Group Reports Second Quarter Results

Conference Call and Webcast Scheduled for tomorrow, August 3, 2018 at 10:00 am PT

MISSION VIEJO, Calif., August 02, 2018 (GLOBE NEWSWIRE) --

The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, home care, hospice care and assisted living companies, today announced its operating results for the second quarter of 2018, reporting GAAP diluted earnings per share of $0.41 for the quarter with adjusted earnings per share of $0.44 for the quarter (1).
Highlights Include:

▪
GAAP earnings for the quarter was up 78.3% over the prior year quarter to $0.41 per diluted share, and adjusted earnings per share was up 41.9% over the prior year quarter to $0.44 per diluted share(1)(2);

▪	Consolidated GAAP Net Income for the quarter was $22.0 million, and consolidated adjusted Net Income was $23.7 million, an increase of 47.3% over the prior year quarter(1)(2);

▪	Total Transitional and Skilled Services segment income was $43.2 million for the quarter, an increase of 36.3% over the prior year quarter;

▪
Same-store skilled nursing revenue was $286.3 million, an increase of 4.2% over the prior year quarter and same-store skilled mix revenue was $143.8 million, an increase of 3.1% over the prior year quarter(3);

▪
Transitioning skilled occupancy was 73.4%, an increase of 274 basis points over the prior year quarter and transitioning skilled nursing revenue was $98.7 million, an increase of 6.3% over the prior year quarter(3);

▪	Transitioning skilled managed care revenue and managed care days were up 7.1% and 8.8%, respectively, over the prior year quarter(3);

▪	Total Assisted Living Services segment revenue was up 12.6% to $37.2 million and Assisted Living Services segment income was up 35.8% to $5.0 million, both over the prior year quarter; and

▪	Total Home Health and Hospice Services segment revenue was up 20.7% to $41.8 million and segment income was up 27.3% to $6.3 million, both over the prior year quarter(3).

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2) Adjusted earnings per share and Consolidated Adjusted Net Income increased by 22.2% and 26.6%, respectively, over the prior year quarter if we applied a 25% tax rate to both periods.
(3) Excludes the impact of ASC 606.

Operating Results

Commenting on the quarter’s operating results, Ensign’s President and Chief Executive Officer Christopher Christensen said, “We are pleased to report that the improvements we experienced in the first quarter continued, resulting in a very strong second quarter, especially in our most mature operations.” Christensen said, “We are excited about the positive momentum in same-store skilled nursing revenue and same-store skilled mix revenue, which increased by 4.2% and 3.1%, respectively, over the prior year quarter.” Noting that the Company expected to experience some typical second quarter seasonality, he highlighted the significant quarter over quarter improvement in adjusted earnings per share and consolidated adjusted net income, which increased by 41.9% and 47.3%, respectively, over the prior year quarter.

“We are reaffirming our 2018 annual earnings per share guidance to between $1.80 and $1.87 per diluted share. Overall, the midpoint of this guidance represents a 31.1% increase over our annual earnings for 2017,” Christensen said. He also remarked that even without the Company’s lower effective income tax rate, which was reduced from 35.5% in 2017 to an estimated 25.0% for 2018, the midpoint of management’s guidance represents a 15.7% increase over 2017 results. “We are very excited about the future and look forward to continuing to drive quality healthcare outcomes and corresponding financial results,” he said.
Christensen also stated that the Company’s operating subsidiaries in several states have renewed their focus on applying proven best-practices in every transition. As a result of these efforts, during the quarter the Company’s 2017 and 2018 acquisitions collectively achieved an EBIT margin that is 760 basis points higher than its 2015 and 2016 acquisitions. “These results not only show healthier transitions, but also demonstrate the enormous potential that remains in our overall portfolio. We have great confidence that the combination of our locally-driven operating model, along with the backing of our world-class Service Center, will continue to create enormous organic growth in our newly acquired, transitioning and same-store buckets,” Christensen said.

“We are also pleased to report that Bridgestone Living LLC, Ensign’s assisted living and independent living portfolio company, which now consists of 51 stand-alone operations and 22 campuses in 12 states, grew its segment revenue and income by 12.6% and 35.8%, respectively, over the prior year quarter,” Christensen stated. He also noted that Cornerstone Healthcare, Inc., Ensign’s home health and hospice portfolio subsidiary, grew its segment revenue and income by 20.7% and 27.3%, respectively, over the prior year quarter. “Each segment’s leadership team has independently driven their respective businesses to achieve outstanding results. As they do so, we continue to evaluate ways in which we can enhance operational synergies while also ensuring that all of our affiliated operations will continue to create long-term shareholder value,” Christensen added.
Chief Financial Officer Suzanne Snapper reported that, “Our liquidity remains strong with approximately $235 million of availability as of today on Ensign’s $450 million credit facility, which also has a built-in expansion option, and 48 unlevered real estate assets that add additional borrowing capacity.” She also noted that the Company’s net-debt-to-EBITDAR ratio went down again this quarter to 4.0x in spite of additional borrowings incurred during the quarter to acquire certain real estate assets. She also indicated that cash generated from operations was $101.2 million in the six months ended June 30, 2018, which was primarily driven by an increase in operating results, stronger collections and lower taxes.
A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.

Quarter Highlights

During the quarter, Ensign paid a quarterly cash dividend of $0.045 per share of its common stock. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 16 years.
In April, Ensign announced that Bandera Healthcare, Inc., the Company’s Arizona-based portfolio company, acquired the real estate and operations of Peoria Post Acute and Rehabilitation, a 128-bed skilled nursing facility located in Peoria, Arizona. The acquisition was effective April 1, 2018. The facility also included an adjacent 50-bed long-term acute care hospital that is currently operated by a third party under a lease arrangement. “While we continue to evaluate many potential acquisition opportunities with extreme care and thought, this operation stood out as one that shows significant long-term potential while adding strength to our growing footprint in Arizona,” he added.
In May, Keystone Care LLC, the Company’s Texas-based portfolio company, acquired the real estate and operations of Grace Presbyterian Village, a 26-acre post-acute care and retirement campus located in Dallas, Texas. The acquisition was effective May 1, 2018. “This acquisition adds to our expanding footprint in the Dallas area and adds to our ability to accelerate the quality of care we can provide to our patients and their loved ones,” Mr. Christensen said.
In June, Bandera also acquired the operations of Sun West Choice Healthcare and Rehabilitation, a 140-bed skilled nursing facility in Sun City West, Arizona, and entered into a new long-term lease. The acquisition was effective June 1, 2018. “Sun West Choice is a perfect example of an off-market acquisition resulting from relationships built by our local operators over many years,” said Mr. Christensen.
In July, Ensign also announced that Pennant Healthcare, Inc., its Northwest-based portfolio subsidiary, acquired the real estate and operations of McCall Rehabilitation and Care Center, a 40-bed skilled nursing facility located in McCall, Idaho. “Our history and track record of successful acquisitions, together with the talented leaders and staff in Idaho that seek to be the provider of choice in their respective communities, give us the confidence to pursue opportunities in the state both big and small,” Christensen said.
Ensign also recently announced during the quarter that a wholly-owned subsidiary acquired an office building located in San Juan Capistrano, California. “We are thrilled about our purchase of office space in nearby San Juan Capistrano to accommodate our growing Service Center team,” Christensen said. “With our existing lease in Mission Viejo set to expire in 2019, we diligently reviewed current market conditions as well as the Service Center’s short- and long-term real estate needs.  After considering dozens of possibilities over the last 18 months, we determined that owning the Service Center made the most sense financially and operationally,” he added.
Ensign reported that the commercial real estate property consists of approximately 115,517 square feet of usable office space, and that the building was 92% occupied by third-party tenants at the time of acquisition.  The Company closed with cash drawn from its revolver.
"We carefully selected this space based on the attractive and convenient location for our current and future team members, as well as our third-party tenants.  With this ownership, we not only expect to save millions of dollars in future rental increases for decades to come, but we are most excited about the ability this will give us to continue to attract and retain the best and brightest Service Center leaders,” he added.
The Company expects Ensign Services to occupy a portion of the space upon termination of its existing office leases in 2019.  Ensign also expects to continue market-rate third-party leasing arrangements for any space not occupied by Ensign Services.
These additions bring Ensign's growing portfolio to 185 skilled nursing operations, 22 of which also include assisted living operations, 51 assisted and independent living operations, 22 hospice agencies, 21 home health agencies and five home care businesses across fifteen states.  Ensign owns the real estate at 68 of its 236 healthcare facilities.  Mr. Christensen reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses in new and existing markets.
Conference Call

A live webcast will be held Friday, August 3, 2018 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s second quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, August 31, 2018.

About EnsignTM

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services and other rehabilitative and healthcare services at 236 healthcare facilities, 22 hospice agencies, 21 home health agencies and five home care businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas, South Carolina, and Oklahoma. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at
http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2018 Pro forma (1)	2017	2018	2018 Pro forma (1)	2017
Revenue
Service revenue	$459,222	$468,300	$415,270	$915,243	$933,125	$824,664
Assisted and independent living revenue	37,164	37,164	33,009	73,277	73,277	65,355
Total revenue	496,386	505,464	448,279	$988,520	1,006,402	$890,019
Expense
Cost of services	396,132	405,210	366,946	786,375	804,257	722,433
(Return of unclaimed class action settlement)/charges related to class action lawsuit	—	—	—	(1,664)	(1,664)	11,000
(Gains)/Losses related to divestitures	—	—	(1,286)	—	—	2,731
Rent—cost of services	34,472	34,472	32,585	68,322	68,322	64,485
General and administrative expense	22,386	22,386	17,253	47,490	47,490	38,523
Depreciation and amortization	11,621	11,621	10,750	23,243	23,243	21,264
Total expenses	464,611	473,689	426,248	923,766	941,648	860,436
Income from operations	31,775	31,775	22,031	64,754	64,754	29,583
Other income (expense):
Interest expense	(3,869)	(3,869)	(3,053)	(7,482)	(7,482)	(6,498)
Interest income	562	562	288	1,010	1,010	578
Other expense, net	(3,307)	(3,307)	(2,765)	(6,472)	(6,472)	(5,920)
Income before provision for income taxes	28,468	28,468	19,266	58,282	58,282	23,663
Provision for income taxes	6,142	6,142	6,886	12,663	12,663	8,326
Net income	22,326	22,326	12,380	45,619	45,619	15,337
Less: net income attributable to noncontrolling interests	315	315	163	476	476	279
Net income attributable to The Ensign Group, Inc.	$22,011	$22,011	$12,217	$45,143	$45,143	$15,058

Net income per share attributable to The Ensign Group, Inc.:
Basic	$0.42	$0.42	$0.24	$0.87	$0.87	$0.30
Diluted	$0.41	$0.41	$0.23	$0.84	$0.84	$0.29

Weighted average common shares outstanding:
Basic	51,880	51,880	50,705	51,733	51,733	50,736
Diluted	54,251	54,251	52,548	53,909	53,909	52,593

Dividends per share	$0.0450	$0.0450	$0.0425	$0.0900	$0.0900	$0.0850

(1) The pro forma amounts in the table demonstrate the impact of adopting Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (ASC 606), for the three and six months ended June 30, 2018 by presenting the dollars as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$27,184	$42,337
Accounts receivable—less allowance for doubtful accounts of $1,643 and $43,961 at June 30, 2018 and December 31, 2017, respectively	251,042	265,068
Investments—current	12,952	13,092
Prepaid income taxes	8,590	19,447
Prepaid expenses and other current assets	27,801	28,132
Total current assets	327,569	368,076
Property and equipment, net	591,580	537,084
Insurance subsidiary deposits and investments	31,396	28,685
Escrow deposits	2,652	228
Deferred tax assets	12,731	12,745
Restricted and other assets	21,046	16,501
Intangible assets, net	32,605	32,803
Goodwill	81,019	81,062
Other indefinite-lived intangibles	25,249	25,249
Total assets	$1,125,847	$1,102,433

Liabilities and equity
Current liabilities:
Accounts payable	$39,018	$39,043
Accrued wages and related liabilities	89,462	90,508
Accrued self-insurance liabilities—current	24,826	22,516
Other accrued liabilities	66,972	63,815
Current maturities of long-term debt	10,058	9,939
Total current liabilities	230,336	225,821
Long-term debt—less current maturities	268,066	302,990
Accrued self-insurance liabilities—less current portion	53,775	50,220
Deferred rent and other long-term liabilities	11,645	11,268
Deferred gain related to sale-leaseback	11,746	12,075
Total equity	550,279	500,059
Total liabilities and equity	$1,125,847	$1,102,433

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Six Months Ended June 30,
	2018	2017
Net cash provided by operating activities	101,240	24,920
Net cash used in investing activities	(81,244)	(48,626)
Net cash used in financing activities	(35,149)	(524)
Net decrease in cash and cash equivalents	(15,153)	(24,230)
Cash and cash equivalents beginning of period	42,337	57,706
Cash and cash equivalents end of period	$27,184	$33,476

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT

The following tables sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,
	2018 (As Reported)		2018 (Pro Forma (2))		2017
	$	%	$	%	$	%

	(Dollars in thousands)
Transitional and skilled services	$408,518	82.3%	$417,061	82.5%	$375,217	83.7%
Assisted and independent living services	37,164	7.5	37,164	7.4	33,009	7.4
Home health and hospice services:
Home health	21,321	4.3	21,701	4.3	17,871	4.0
Hospice	19,928	4.0	20,083	4.0	16,750	3.7
Total home health and hospice services	41,249	8.3	41,784	8.3	34,621	7.7
All other (1)	9,455	1.9	9,455	1.8	5,432	1.2
Total revenue	$496,386	100.0%	$505,464	100.0%	$448,279	100.0%
(1) Includes revenue from services generated by our other mobile diagnostic and ancillary services.

(2) The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the three months ended June 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

	Six Months Ended June 30,
	2018 (As Reported)		2018 Pro Forma (2)		2017
	$	%	$	%	$	%

	(Dollars in thousands)
Transitional and skilled services	$815,534	82.5%	$832,282	82.7%	$747,556	84.0%
Assisted and independent living services	73,277	7.4	73,277	7.3	65,355	7.3
Home health and hospice services:
Home health	41,505	4.2	42,297	4.2	34,922	3.9
Hospice	39,502	4.0	39,844	4.0	31,832	3.6
Total home health and hospice services	81,007	8.2	82,141	8.2	66,754	7.5
All other (1)	18,702	1.9	18,702	1.8	10,354	1.2
Total revenue	$988,520	100.0%	$1,006,402	100.0%	$890,019	100.0%
(1) Includes revenue from services generated by our other mobile diagnostic and ancillary services.
(2) The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the six months ended June 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Total Facility Results:
Transitional and skilled revenue (As Reported)	$408,518	$375,217	$33,301	8.9%
Transitional and skilled revenue (Pro forma (5))	417,061	375,217	41,844	11.2%
Number of facilities at period end	162	155	7	4.5%
Number of campuses at period end*	22	21	1	4.8%
Actual patient days	1,330,057	1,232,842	97,215	7.9%
Occupancy percentage — Operational beds	76.6%	74.7%		1.9%
Skilled mix by nursing days	29.7%	30.7%		(1.0)%
Skilled mix by nursing revenue	50.2%	52.1%		(1.9)%

	Three Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Same Facility Results(1):
Transitional and skilled revenue (As Reported)	$280,477	$274,680	$5,797	2.1%
Transitional and skilled revenue (Pro forma (5))	286,330	274,680	11,650	4.2%
Number of facilities at period end	108	108	—	—%
Number of campuses at period end*	11	11	—	—%
Actual patient days	871,035	868,397	2,638	0.3%
Occupancy percentage — Operational beds	78.3%	78.0%		0.3%
Skilled mix by nursing days	31.3%	31.2%		0.1%
Skilled mix by nursing revenue	52.1%	52.3%		(0.2)%

	Three Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Transitioning Facility Results(2):
Transitional and skilled revenue (As Reported)	$96,690	$92,875	$3,815	4.1%
Transitional and skilled revenue (Pro forma (5))	98,693	92,875	5,818	6.3%
Number of facilities at period end	40	40	—	—%
Number of campuses at period end*	9	9	—	—%
Actual patient days	348,385	335,472	12,913	3.8%
Occupancy percentage — Operational beds	73.4%	70.7%		2.7%
Skilled mix by nursing days	28.5%	30.1%		(1.6)%
Skilled mix by nursing revenue	48.3%	52.0%		(3.7)%

	Three Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Recently Acquired Facility Results(3):
Transitional and skilled revenue (As Reported)	$31,351	$7,489	$23,862	NM
Transitional and skilled revenue (Pro forma (5))	32,038	7,489	24,549	NM
Number of facilities at period end	14	7	7	NM
Number of campuses at period end*	2	1	1	NM
Actual patient days	110,637	28,424	82,213	NM
Occupancy percentage — Operational beds	74.1%	45.9%		NM
Skilled mix by nursing days	21.6%	23.0%		NM
Skilled mix by nursing revenue	38.5%	44.0%		NM

	Three Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Facility Closed Results(4):
Skilled nursing revenue	$—	$173	$(173)	NM
Actual patient days	—	549	(549)	NM
Occupancy percentage — Operational beds	—%	50.0%		NM
Skilled mix by nursing days	—%	13.8%		NM
Skilled mix by nursing revenue	—%	35.5%		NM

* Campus represents a facility that offers both skilled nursing and assisted and/or independent living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2015.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2015 to December 31, 2016.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2017.

(4)
Facility Closed results represents closed operations during the three months ended June 30, 2017, which were excluded from Same Store and Transitioning results for the three months ended June 30, 2017, for comparison purposes.

(5)
The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the three months ended June 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

	Six Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Total Facility Results:
Transitional and skilled revenue (As Reported)	$815,534	$747,556	$67,978	9.1%
Transitional and skilled revenue (Pro forma (5))	832,282	747,556	84,726	11.3%
Number of facilities at period end	162	155	7	4.5%
Number of campuses at period end*	22	21	1	4.8%
Actual patient days	2,645,027	2,442,106	202,921	8.3%
Occupancy percentage — Operational beds	77.2%	74.8%		2.4%
Skilled mix by nursing days	30.7%	31.4%		(0.7)%
Skilled mix by nursing revenue	51.2%	52.7%		(1.5)%

	Six Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Same Facility Results(1):
Transitional and skilled revenue (As Reported)	$560,724	$548,410	$12,314	2.2%
Transitional and skilled revenue (Pro forma (5))	572,170	548,410	23,760	4.3%
Number of facilities at period end	108	108	—	—%
Number of campuses at period end*	11	11	—	—%
Actual patient days	1,741,558	1,730,523	11,035	0.6%
Occupancy percentage — Operational beds	78.8%	78.2%		0.6%
Skilled mix by nursing days	31.7%	31.5%		0.2%
Skilled mix by nursing revenue	52.6%	52.6%		—%

	Six Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Transitioning Facility Results(2):
Transitional and skilled revenue (As Reported)	$198,537	$188,605	$9,932	5.3%
Transitional and skilled revenue (Pro forma (5))	202,656	188,605	14,051	7.4%
Number of facilities at period end	40	40	—	—%
Number of campuses at period end*	9	9	—	—%
Actual patient days	705,192	672,779	32,413	4.8%
Occupancy percentage — Operational beds	74.7%	71.3%		3.4%
Skilled mix by nursing days	30.4%	31.2%		(0.8)%
Skilled mix by nursing revenue	50.5%	53.2%		(2.7)%

	Six Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Recently Acquired Facility Results(3):
Transitional and skilled revenue (As Reported)	$56,273	$8,673	$47,600	NM
Transitional and skilled revenue (Pro forma (5))	57,456	8,673	48,783	NM
Number of facilities at period end	14	7	7	NM
Number of campuses at period end*	2	1	1	NM
Actual patient days	198,277	33,229	165,048	NM
Occupancy percentage — Operational beds	73.0%	36.1%		NM
Skilled mix by nursing days	22.5%	23.2%		NM
Skilled mix by nursing revenue	39.7%	44.6%		NM

	Six Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Facility Closed Results(4):
Skilled nursing revenue	$—	$1,868	$(1,868)	NM
Actual patient days	—	5,575	(5,575)	NM
Occupancy percentage — Operational beds	—%	34.3%		NM
Skilled mix by nursing days	—%	46.7%		NM
Skilled mix by nursing revenue	—%	71.5%		NM

* Campus represents a facility that offers both skilled nursing and assisted and/or independent living services. Revenue and expenses related to skilled nursing, assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2015.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2015 to December 31, 2016.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2017.

(4)
Facility Closed results represents closed operations during the six months ended June 30, 2017, which were excluded from Same Store and Transitioning results for the six months ended June 30, 2017, for comparison purposes.

(5)
The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the six months ended June 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate, and revenue associated with these metrics are generated based on contractually agreed-upon amounts or rate, excluding the estimates of variable consideration under ASC 606:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Skilled Nursing Average Daily Revenue Rates:
Medicare	$615.55	$599.86	$516.78	$504.49	$534.46	$499.43	$582.05	$567.65
Managed care	461.65	455.74	410.59	417.24	422.43	377.38	445.48	444.65
Other skilled	486.12	456.99	349.01	379.94	444.55	650.86	467.19	446.94
Total skilled revenue	528.70	516.37	455.64	459.54	484.99	481.16	507.68	500.59
Medicaid	221.75	213.21	194.38	179.62	212.69	179.72	213.86	203.49
Private and other payors	225.93	202.58	196.96	194.61	230.57	196.36	217.35	199.90
Total skilled nursing revenue	$318.56	$305.91	$269.45	$266.13	$274.57	$251.58	$302.01	$293.84

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Skilled Nursing Average Daily Revenue Rates:
Medicare	$612.97	$598.57	$515.68	$503.88	$527.57	$495.95	$578.24	$566.07
Managed care	460.62	449.01	409.68	418.85	421.00	374.41	444.31	440.45
Other skilled	484.37	458.35	357.20	373.36	460.15	650.86	467.16	446.23
Total skilled revenue	526.67	513.76	456.62	460.06	485.62	478.44	505.91	498.60
Medicaid	221.47	214.02	193.93	179.50	212.72	175.92	213.61	204.17
Private and other payors	225.56	204.56	202.76	198.19	229.50	193.64	218.67	202.29
Total skilled nursing revenue	$319.20	$307.20	$275.13	$269.58	$276.69	$249.30	$304.24	$296.08

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and six months June 30, 2018 and 2017:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Revenue:
Medicare	24.5%	25.4%	25.9%	29.6%	22.7%	35.3%	24.7%	26.7%
Managed care	18.0	18.4	19.4	19.0	11.8	6.6	17.8	18.3
Other skilled	9.6	8.5	3.0	3.4	4.0	2.1	7.7	7.1
Skilled mix	52.1	52.3	48.3	52.0	38.5	44.0	50.2	52.1
Private and other payors	7.7	7.9	10.5	10.8	12.1	11.9	8.6	8.7
Quality mix	59.8	60.2	58.8	62.8	50.6	55.9	58.8	60.8
Medicaid	40.2	39.8	41.2	37.2	49.4	44.1	41.2	39.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Days:
Medicare	12.6%	13.1%	13.5%	15.6%	11.6%	17.8%	12.8%	13.9%
Managed care	12.3	12.4	12.7	12.1	7.6	4.4	12.0	12.2
Other skilled	6.4	5.7	2.3	2.4	2.4	0.8	4.9	4.6
Skilled mix	31.3	31.2	28.5	30.1	21.6	23.0	29.7	30.7
Private and other payors	11.1	11.5	14.5	14.7	15.0	15.3	12.4	12.5
Quality mix	42.4	42.7	43.0	44.8	36.6	38.3	42.1	43.2
Medicaid	57.6	57.3	57.0	55.2	63.4	61.7	57.9	56.8
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Revenue:
Medicare	24.7%	25.9%	27.4%	30.7%	24.6%	36.5%	25.3%	27.3%
Managed care	18.5	18.6	20.0	19.2	11.4	6.3	18.4	18.6
Other skilled	9.4	8.1	3.1	3.3	3.7	1.8	7.5	6.8
Skilled mix	52.6	52.6	50.5	53.2	39.7	44.6	51.2	52.7
Private and other payors	7.5	7.8	10.3	10.4	11.2	13.7	8.5	8.5
Quality mix	60.1	60.4	60.8	63.6	50.9	58.3	59.7	61.2
Medicaid	39.9	39.6	39.2	36.4	49.1	41.7	40.3	38.8
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Percentage of Skilled Nursing Days:
Medicare	12.8%	13.3%	14.6%	16.4%	12.8%	18.3%	13.3%	14.3%
Managed care	12.8	12.8	13.4	12.3	7.5	4.2	12.6	12.5
Other skilled	6.1	5.4	2.4	2.5	2.2	0.7	4.8	4.6
Skilled mix	31.7	31.5	30.4	31.2	22.5	23.2	30.7	31.4
Private and other payors	11.1	11.5	14.1	14.1	14.0	17.7	12.1	12.2
Quality mix	42.8	43.0	44.5	45.3	36.5	40.9	42.8	43.6
Medicaid	57.2	57.0	55.5	54.7	63.5	59.1	57.2	56.4
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our assisted and independent living segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Resident fee revenue	$37,164	$33,009	$4,155	12.6%
Number of facilities at period end	51	46	5	10.9%
Number of campuses at period end	22	21	1	4.8%
Occupancy percentage (units)	75.2%	77.4%		(2.2)%
Average monthly revenue per unit	$2,863	$2,799	$64	2.3%

	Six Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Resident fee revenue	$73,277	$65,355	$7,922	12.1%
Number of facilities at period end	51	46	5	10.9%
Number of campuses at period end	22	21	1	4.8%
Occupancy percentage (units)	75.4%	77.1%		(1.7)%
Average monthly revenue per unit	$2,860	$2,818	$42	1.5%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Home health and hospice revenue
Home health services	$21,321	$17,871	$3,450	19.3%
Hospice services	19,928	16,750	3,178	19.0
Total home health and hospice revenue	$41,249	$34,621	$6,628	19.1%
Pro forma(1)
Home health and hospice revenue
Home health services	$21,701	$17,871	$3,830	21.4%
Hospice services	20,083	16,750	3,333	19.9
Total home health and hospice revenue	$41,784	$34,621	$7,163	20.7%

Home health services:
Average Medicare Revenue per Completed Episode	$3,064	$3,140	$(76)	(2.4)%
Hospice services:
Average Daily Census	1,290	1,020	270	26.5%

(1) The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the three months ended June 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

	Six Months Ended June 30,
	2018	2017	Change	% Change

	(Dollars in thousands)
Home health and hospice revenue
Home health services	$41,505	$34,922	$6,583	18.9%
Hospice services	39,502	31,832	7,670	24.1
Total home health and hospice revenue	$81,007	$66,754	$14,253	21.4%
Pro forma(1)
Home health and hospice revenue
Home health services	$42,297	$34,922	$7,375	21.1%
Hospice services	39,844	31,832	8,012	25.2
Total home health and hospice revenue	$82,141	$66,754	$15,387	23.1%

Home health services:
Average Medicare Revenue per Completed Episode	$2,951	$3,058	$(107)	(3.5)%
Hospice services:
Average Daily Census	1,275	1,011	264	26.1%

(1) The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the six months ended June 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended June 30,
	2018 As Reported		2018 Pro forma (2)		2017
	$	%	$	%	$	%

	(Dollars in thousands)
Revenue:
Medicaid	$173,169	34.9%	$176,689	35.0%	$152,637	34.0%
Medicare	136,813	27.6	138,027	27.3	128,151	28.6
Medicaid-skilled	28,298	5.7	28,935	5.7	24,913	5.6
Total	338,280	68.2	343,651	68.0	305,701	68.2
Managed Care	80,150	16.1	81,786	16.2	74,925	16.7
Private and Other(1)	77,956	15.7	80,027	15.8	67,653	15.1
Total revenue	$496,386	100.0%	$505,464	100.0%	$448,279	100.0%
(1) Private and other payors also includes revenue from all payors generated by our other ancillary services for the three months ended June 30, 2018 and 2017.
(2) The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the three months ended June 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

	Six Months Ended June 30,
	2018 As Reported		2018 Pro forma (2)		2017
	$	%	$	%	$	%

	(Dollars in thousands)
Revenue:
Medicaid	$340,794	34.5%	$346,998	34.5%	$300,908	33.8%
Medicare	276,127	27.9	278,408	27.7	258,072	29.0
Medicaid-skilled	55,340	5.6	56,473	5.6	47,930	5.4
Total	672,261	68.0	681,879	67.8	606,910	68.2
Managed Care	163,866	16.6	167,631	16.7	150,486	16.9
Private and Other(1)	152,393	15.4	156,892	15.5	132,623	14.9
Total revenue	$988,520	100.0%	$1,006,402	100.0%	$890,019	100.0%
(1) Private and other payors also includes revenue from all payors generated by our other ancillary services for the six months ended June 30, 2018 and 2017.
(2) The pro forma amounts in the table demonstrate the impact of adopting ASC 606 for the six months ended June 30, 2018 by presenting the dollars and percentages as if the previous accounting guidance was still in effect.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income attributable to The Ensign Group, Inc.	$22,011	$12,217	$45,143	$15,058

Non-GAAP adjustments
Results related to facilities currently being constructed and other start-up operations(a)	1,272	3,365	2,847	7,907
(Return of unclaimed class action settlement)/charges related to the settlement of the class action lawsuit(b)	—	163	(1,664)	11,163
Share-based compensation expense(c)	2,520	2,376	4,829	4,600
Results related to closed operations and operations not at full capacity, including continued obligations and closing expense(d)	291	(457)	489	5,130
Depreciation and amortization - patient base(e)	62	115	101	151
General and administrative - transaction-related costs(f)	83	360	111	448
COS - business interruption gains(g)	(675)	—	(675)	—
Provision for income taxes on Non-GAAP adjustments(h)	(1,863)	(2,054)	(3,416)	(10,508)
Non-GAAP Net Income	$23,701	$16,085	$47,765	$33,949

Diluted Earnings Per Share As Reported
Net Income	$0.41	$0.23	$0.84	$0.29
Average number of shares outstanding	54,251	52,548	53,909	52,593

Adjusted Diluted Earnings Per Share
Net Income	$0.44	$0.31	$0.89	$0.65
Average number of shares outstanding	54,251	52,548	53,909	52,593

Footnotes:
(a) Represents operating results for facilities currently being constructed and other start-up operations.
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$(16,343)	$(15,912)	$(32,566)	$(28,879)
Cost of services	13,800	15,055	27,772	28,653
Rent	3,571	3,934	7,154	7,596
Depreciation and amortization	244	288	487	537
Total Non-GAAP adjustment	$1,272	$3,365	$2,847	$7,907

(b) (Return of unclaimed class action settlement funds)/charges incurred in connection with the settlement of the class action lawsuit.
(c) Represents share-based compensation expense incurred.
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cost of services	$1,381	$1,338	$2,638	$2,573
General and administrative	1,139	1,038	2,191	2,027
Total Non-GAAP adjustment	$2,520	$2,376	$4,829	$4,600

(d) Represents results at closed operations and operations not at full capacity, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million for the six months ended June 30, 2017. Included in the three and six months ended June 30, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in prior year.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$—	$(172)	$—	$(2,544)
(Gains)/Losses related to operational closures	—	(1,286)	—	2,731
Cost of services	209	903	325	4,177
Rent	75	85	149	696
Depreciation and amortization	7	13	15	70
Total Non-GAAP adjustment	$291	$(457)	$489	$5,130

(e) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and assisted living facilities.
(f) Included in general and administrative expense are costs incurred to acquire an operation which are not capitalizable.
(f) Business interruption recoveries related to insurance claims of the California fires that occurred in the fourth quarter of 2017.
(g) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%, resulting from the adoption of the Tax Cuts and Jobs Act, for the three and six months ended June 30, 2018 and 35.5% for the three and six months ended June 30, 2017.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Consolidated Statements of Income Data:
Net income	$22,326	$12,380	$45,619	$15,337
Less: net income attributable to noncontrolling interests	315	163	476	279
Plus: Interest expense, net	3,307	2,765	6,472	5,920
Provision for income taxes	6,142	6,886	12,663	8,326
Depreciation and amortization	11,621	10,750	23,243	21,264
EBITDA	$43,081	$32,618	$87,521	$50,568

Adjustments to EBITDA:
Results related to facilities currently being constructed and other start-up operations(a)	(2,543)	(857)	(4,794)	(226)
(Return of unclaimed class action settlement)/charges related to the settlement of the class action lawsuit(b)	—	163	(1,664)	11,163
Share-based compensation expense(c)	2,520	2,376	4,829	4,600
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(d)	209	(555)	325	4,364
Transaction-related costs(e)	83	360	111	448
Business interruption recoveries(f)	(675)	—	(675)	—
Rent related to items(a) and (d) above	3,646	4,019	7,303	8,292
Adjusted EBITDA	$46,321	$38,124	$92,956	$79,209
Rent—cost of services	34,472	32,585	68,322	64,485
Less: rent related to items(a) and (d) above	(3,646)	(4,019)	(7,303)	(8,292)
Adjusted EBITDAR	$77,147	$66,690	$153,975	$135,402

(a)	Represents results related to facilities currently in the start up phase after construction was completed. This amount excludes rent, depreciation and interest expense.
(b) Return of unclaimed class action settlement funds or charges incurred in connection with the settlement of the class action lawsuit.

(c)	Share-based compensation expense incurred.

(d)
Represents results at closed operations and operations not at full capacity during the three and six months ended June 30, 2018 and 2017. Included in the three and six months ended June 30, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in 2016.

(e)	Costs incurred to acquire operations which are not capitalizable.
(f) Business interruption recoveries related to insurance claims with respect to the California fires that occurred in the fourth quarter of 2017.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income from operations to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended June 30,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2018	2017	2018	2017	2018	2017

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$43,210	$31,704	$4,966	$3,657	$6,268	$4,923
Less: net income attributable to noncontrolling interests	—	—	—	—	281	86
Depreciation and amortization	7,708	7,204	1,863	1,492	281	230
EBITDA	$50,918	$38,908	$6,829	$5,149	$6,268	$5,067

Adjustments to EBITDA:
Results related to facilities currently being constructed and other start-up operations(b)	(2,626)	(1,256)	56	271	27	128
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(c)	209	(657)	—	—	—	—
Share-based compensation expense(d)	1,076	992	180	233	99	86
Business interruption recoveries(e)	$(675)	—	$—	$—	$—	$—
Rent related to item(b),(c) and (d) above	$2,759	3,720	$880	$289	$7	$10
Adjusted EBITDA	51,661	41,707	7,945	5,942	6,401	5,291
Rent—cost of services	27,832	26,733	5,928	5,323	552	426
Less: rent related to items(b),(c) and(d) above	(2,759)	(3,720)	(880)	(289)	(7)	(10)
Adjusted EBITDAR	$76,734	$64,720	$12,993	$10,976	$6,946	$5,707

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Results from facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest expense.
(c) Represent results at closed operations and operations not at full capacity during the three months ended June 30, 2018 and 2017, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million for the three months ended June 30, 2017. Included in the three months ended June 30, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in 2016.
(d) Share-based compensation expense incurred.
(e) Business interruption recoveries related to insurance claims of the California fires that occurred in the fourth quarter of 2017.

	Six Months Ended June 30,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2018	2017	2018	2017	2018	2017

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$89,405	$63,494	$9,629	$8,096	$12,326	$9,217
Less: net income attributable to noncontrolling interests	—	—	—	—	370	94
Depreciation and amortization	15,510	14,157	3,460	3,115	526	466
EBITDA	$104,915	$77,651	$13,089	$11,211	$12,482	$9,589

Adjustments to EBITDA:
Results related to facilities currently being constructed and other start-up operations(b)	(5,008)	(1,066)	178	616	36	224
Results related to closed operations and operations not at full capacity, including continued obligations and closing expenses(c)	325	3,749	—	—	—	513
Share-based compensation expense(d)	2,063	2,020	338	323	190	174
Business interruption recoveries(e)	$(675)	—	$—	$—	$—	$—
Rent related to item(b),(c) and (d) above	5,526	6,900	1,764	1,223	13	168
Adjusted EBITDA	$107,146	$89,254	$15,369	$13,373	$12,721	$10,668
Rent—cost of services	54,609	52,679	12,309	10,631	1,089	978
Less: rent related to items(b),(c) and(d) above	(5,526)	(6,900)	(1,764)	(1,223)	(13)	(168)
Adjusted EBITDAR	$156,229	$135,033	$25,914	$22,781	$13,797	$11,478

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Results from facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest expense.
(c) Represent results at closed operations and operations not at full capacity during the six months ended June 30, 2018 and 2017, including the fair value of continued obligation under the lease agreement and related closing expenses of $4.0 million for the six months ended June 30, 2017. Included in the six months ended June 30, 2017 results is the loss recovery of $1.3 million of certain losses related to a closed facility in 2016.
(d) Share-based compensation expense incurred.
(e) Business interruption recoveries related to insurance claims of the California fires that occurred in the fourth quarter of 2017.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization and (d) rent-cost of services. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) (earnings)/losses related to operations currently being constructed and other start-up operations, excluding depreciation, interest and income taxes, (e) results of closed operations and facilities not at full operation, excluding depreciation, interest and income taxes, (f) share-based compensation expense, (g) return of unclaimed class action settlement and charges related to class action lawsuit, (h) business interruption recoveries, and (i) patient base and other transaction-related costs. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) (earnings)/losses related to facilities currently being constructed and other start-up operations, excluding rent, depreciation, interest and income taxes, (f) results of closed operation and facilities not at full operation, excluding rent, depreciation, interest and income taxes, (g) share-based compensation expense, (h) return of unclaimed class action settlement and charges related to class action lawsuit, (i) business interruption recoveries and (j) patient base and other transaction-related costs. The company believes that the presentation of EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company's periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.